SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 14 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported) August 6, 1997



                                  MASTEC, INC.
                 -----------------------------------------------
               (Exact Name of Registrant as Specified in Charter)




         Delaware                    0-3797                  59-1259279
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(State or Other Jurisdiction      (Commission               (IRS Employer
     of Incorporation)            File Number)           Identification No.)


                3155 N.W. 77th Avenue, Miami, Florida 33122-1205
      --------------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


       Registrant's telephone number, including area code: (305) 599-1800


                                       N/A
          ------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)
















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                             Item 5.        Other Events

         On August 6, 1997, MasTec, Inc. announced the closing of the acquisition by MasTec of 51% of MasTec Inepar S/A - Sistemas De Telecomunicacoes (MasTec-Inepar), a newly formed Brazilian telecommunications infrastructure contractor with a backlog of approximately $280 million in construction contracts in Brazil. This includes $50 million in contracts awarded since the acquisition agreement was first announced last May. MasTec contributed $29.4 million in new capital to the company and issued 250,000 shares of MasTec stock and options to acquire an additional 50,000 shares in exchange for the 51% interest.


                             Item 7.        Financial Statements and Exhibits.

                             (c)

                             99.1             Press release dated August 6,1997.


                                   SIGNATURES

                   Pursuant  to  the  requirement  of  the  Securities
          Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

        Date: August 6, 1997.                    /s/ Edwin D. Johnson
        --------------------
                                                 Edwin D. Johnson
                                                 Senior Vice President-
                                                 Chief Financial Officer
                                                 (Principal Financial Officer
                                                   and Authorized Officer)